Amended Exhibit A
to the
Amended and Restated Distribution Agreement
Dated as of December 13, 2021

BAIRD ULTRA SHORT BOND FUND
BAIRD SHORT-TERM BOND FUND
BAIRD INTERMEDIATE BOND FUND
BAIRD AGGREGATE BOND FUND
BAIRD CORE PLUS BOND FUND
BAIRD SHORT-TERM MUNICIPAL BOND FUND
BAIRD QUALITY INTERMEDIATE MUNICIPAL BOND FUND
BAIRD CORE INTERMEDIATE MUNICIPAL BOND FUND
BAIRD MUNICIPAL BOND FUND
BAIRD STRATEGIC MUNICIPAL BOND FUND
BAIRD LONG-TERM CREDIT BOND FUND
BAIRD MIDCAP FUND
BAIRD SMALL/MID CAP GROWTH FUND
BAIRD EQUITY OPPORTUNITY FUND
CHAUTAUQUA INTERNATIONAL GROWTH FUND
CHAUTAUQUA GLOBAL GROWTH FUND